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                                                             Exhibit 10.33

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                 BETWEEN KEYCORP

                             AND ROBERT W. GILLESPIE


                   THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made at Cleveland, Ohio, as of November 21, 1996, between KEYCORP, an Ohio corporation ("Key"), and ROBERT W. GILLESPIE, 1800 Berkshire Road, Gates Mills, Ohio 44040 ("Gillespie").

                              W I T N E S S E T H:
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                   WHEREAS, Key and Gillespie are parties to an employment
agreement, originally made December 5, 1990, amended and restated in its entirety as of October 1, 1993 and again as of December 20, 1993, and subsequently further amended as of May 18, 1995, pursuant to which Gillespie is now serving as Key's Chairman of the Board, President, and Chief Executive Officer; and

                   WHEREAS, Key and Gillespie now desire to amend and restate the employment agreement in its entirety;

                   NOW, THEREFORE, Key and Gillespie, in consideration of the promises and mutual covenants herein contained, amend and restate the employment agreement originally entered into between them as of December 5, 1990 and previously amended and restated in its entirety as of October 1, 1993 and again as of December 20, 1993, and subsequently further amended as of May 18, 1995, and agree as follows:

                   1.  Definitions.

                   1.1 Accounting Firm. The term "Accounting Firm" means the independent auditors of Key for the fiscal year preceding the year in which the earlier of (i) the Termination Date, or (ii) the year, if any, in which occurred the first Change of Control occurring after the Effective Time, and such firm's successor or successors; provided, however, if such firm is unable or unwilling to serve and perform in the capacity contemplated by this Agreement, Key shall select another national accounting firm of recognized standing to serve and perform in that capacity under this Agreement, except that such other accounting firm shall not be the then independent auditors for Key or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")).

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                   1.2 Aggregate Incentive Compensation Award. The term
     "Aggregate Incentive Compensation Award" with respect to Gillespie for any year shall mean the aggregate annual incentive compensation awards (whether paid in cash, deferred, or a combination of both) payable to Gillespie under both the Short Term Incentive Compensation Plan and the Long Term Incentive Compensation Plan for that year. For these purposes, an incentive compensation award payable to Gillespie under the Long Term Incentive Compensation Plan with respect to any multi-year period will be deemed to be "for" the last year of that multi-year period. Thus, for example, any incentive compensation award payable to Gillespie under the Long Term Incentive Compensation Plan with respect to the three year period comprised of 1996, 1997, and 1998 will be deemed to be "for" 1998 (without regard to the time of payment), the entire award under that plan for that period will be part of the Aggregate Incentive Compensation Award for 1998, and no part of the award under that plan for that period will be part of the Aggregate Incentive Compensation Award for any year other than 1998.

                   1.3 Average Annual Incentive Compensation. The term "Average Annual Incentive Compensation" shall mean the greater of:

                   (a) The average of the two highest Aggregate Incentive Compensation Awards payable to Gillespie for any of the years during the five-year period ended on the December 31 immediately preceding the Termination Date; or

                   (b) The average of the two highest Aggregate Incentive Compensation Awards payable to Gillespie for any of the years during the five-year period ended on the December 31 immediately preceding the first Change of Control, if any, occurring after the Effective Time.

                   1.4 Cause (After a Change of Control). Key will have "Cause" to terminate Gillespie after a Change of Control has occurred only if:

                   (a)  Gillespie is convicted of a felony;

                   (b) Gillespie commits an act or series of acts of dishonesty in the course of his employment which are materially inimical to the best interests of Key or a Subsidiary and which constitutes the commission of a felony, all as determined in good faith by the vote of three quarters of the entire authorized number of members of the Board of Directors of Key, which determination is confirmed by a panel of three arbitrators appointed and acting in accordance with the rules of the American Arbitration Association for the purpose of reviewing that determination; or

                   (c) Gillespie continues to violate his obligation under
          Section 14.1 not to engage in Competitive Activities after the Board of Directors has advised him in writing to cease those activities and that violation is material.


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                   1.5 Cause (Before a Change of Control). Key will have "Cause"
     to terminate Gillespie before a Change of Control if:

                   (a)  Gillespie commits a felony;

                   (b) Gillespie commits an act or series of acts of dishonesty in the course of his employment which are materially inimical to the best interests of Key or a Subsidiary as determined by the vote of three quarters of the entire authorized number of members of the Board of Directors of Key and, if the act or acts are capable of being cured, Gillespie fails to cure or take all reasonable steps to cure within 30 days of notice from the Board of Directors to Gillespie;

                   (c) Gillespie continues to violate his obligation under
          Section 14.1 not to engage in Competitive Activities after the Board of Directors has advised him in writing to cease those activities; or

                   (d) Other than for disability, Gillespie totally abandons and completely fails to attempt to perform his duties and responsibilities as specified from time to time by the Board of Directors of Key for 90 consecutive days after written notice from the Board of Directors.

                   1.6 Change of Control. A "Change of Control" shall be deemed to have occurred if, at any time during the Scheduled Term, there is a Change of Control under any of clauses (a), (b), (c), or (d) below. For these purposes, Key will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall, for all purposes of this Section 1.6, include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of Key or any successor to Key.

                   (a) A Change of Control will have occurred under this clause
          (a) if Key is a party to a transaction pursuant to which Key is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

                   (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if Key becomes a subsidiary in the transaction) of the ultimate parent of Key represent or were issued in exchange for voting securities of Key outstanding immediately prior to the transaction, or

                   (ii) immediately after giving effect to that transaction,
              individuals who were directors of Key on the day before the first public announcement of (x) the pendency of the transaction or (y) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the
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              surviving or resulting corporation or (if Key becomes a subsidiary in the transaction) of the ultimate parent of Key.

                   (b) A Change of Control will have occurred under this clause
          (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of Key or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of Key or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of Key in a transaction or series of transactions by any person (as defined earlier in this clause (b));

                   (c) A Change of Control will have occurred under this clause
          (c) if either

                   (i) without the prior approval, solicitation, invitation, or recommendation of the Key Board of Directors any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with Key that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934 Act) proxies in connection with a proposal that is not approved or recommended by the Key Board of Directors, or

                   (ii) any person or entity publicly announces a bona fide
              intention to engage in an election contest relating to the election of directors of Key (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act),

     and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of Key (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by Key's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause (c).

     For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

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                   (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of Key or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934
              Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of Key or there is a report filed on
              Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of Key in a transaction or series of transactions by any person (as defined earlier in this subclause (x)).

                   (y) Key is a party to a transaction pursuant to which Key is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if Key becomes a subsidiary in the transaction) of the ultimate parent of Key represent or were issued in exchange for voting securities of Key outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if Key becomes a subsidiary in the transaction) of the ultimate parent of Key were directors of Key immediately prior to such transaction.

                   (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Key.

                   (d) A Change of Control will have occurred under this clause
          (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Key.

                   1.7 Competitive Activity (After Termination Date). Gillespie shall be deemed to have engaged in "Competitive Activity" after the Termination Date if, after the Termination Date and without the consent of Key, he serves as a director, officer, or employee of any Financial Services Company located in a Restricted State or renders services of a consultative or advisory nature or otherwise to any Financial Services Company located in a Restricted State.

                   1.8 Competitive Activity (Before Termination Date). Gillespie shall be deemed to have engaged in "Competitive Activity" before the Termination Date if, before the Termination Date, he engages, without the consent of Key, in any business or business activity in which Key or any of its Subsidiaries engages, including, without limitation, engaging in any business activity in the banking or financial services industry (other than as a director, officer, or employee of Key or any of its Subsidiaries).

                   1.9 Day. A "day" as used in this Agreement means a calendar day unless business day is specifically referred to.

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                   1.10 Demotion or Removal. Gillespie shall be deemed to have been subjected to "Demotion or Removal" if, other than by Voluntary Resignation, during the period of Gillespie's employment under this Agreement (i) Gillespie ceases to be a director of Key, (ii) Gillespie ceases to be Chairman of the Board of Directors of Key, or (iii) Gillespie ceases to be Chief Executive Officer of Key.

                   1.11 Effective Time. The term "Effective Time" means the close of business on the date of this Agreement.

                   1.12 Financial Services Company. "Financial Services Company" means a bank, bank holding company, savings and loan association, building and loan association, savings and loan holding company, insurance company, investment banking, or securities company, or other financial services company, other than Key or any of its Subsidiaries.

                   1.13 Full-time Employment with an Unaffiliated Employer. "Full-time Employment with an Unaffiliated Employer" means full-time (more than 30 hours per week) employment at either a base salary, hourly rate, partnership interest, or other form of participation, which will result in annual compensation to Gillespie of at least 75% of the annual base salary of Gillespie with Key and its Subsidiaries at the highest rate in effect at any time under this Agreement, but does not include employment by (a) a corporation or other firm organized or formed by Gillespie as a new business (including, without limitation, a consulting business) after the Termination Date, or (b) a corporation or other firm the majority of the equity interests of which were acquired by Gillespie and/or his immediate family members after the Termination Date.

                   1.14 Good Reason (Throughout the Term). Gillespie shall have "Good Reason" to terminate his employment under this Agreement if, at any time during the term of his employment hereunder, one or more of the events listed in (a) through (e) of this Section 1.14 occurs and, based on that event, Gillespie gives notice of his intention to terminate his employment effective on a date that is within one year of the occurrence of that event:

                   (a)  Gillespie is subjected to Demotion or Removal;

                   (b) Gillespie's base salary is reduced from the level of his base salary as in effect from time to time (other than in conjunction with an across the board and equal percentage reduction in the base salaries of all Key senior executives);

                   (c) Gillespie is excluded from full participation in any benefit plan or arrangement maintained for senior executives of Key generally without his consent or concurrence and such exclusion has not been cured within 90 days after Gillespie gives notice to the Board of Directors of Key of his election to terminate his employment for Good Reason based upon that exclusion;

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                 (d) Gillespie determines in good faith that his
          responsibilities, duties, or authority with Key are at any time materially reduced without his consent or concurrence and such reduction has not been cured within 90 days after Gillespie gives notice to the Board of Directors of Key of his election to terminate his employment for Good Reason based upon that reduction; or

                 (e) Gillespie's principal place of employment for Key is relocated outside of the Cleveland metropolitan area or Gillespie is otherwise required by Key to relocate outside the Cleveland metropolitan area.

                   1.15 Good Reason (After a Change of Control). After a Change of Control, in addition to those events that constitute Good Reason at any time during the term of his employment under this Agreement and are listed in Section 1.14, Gillespie shall have "Good Reason" to terminate his employment under this Agreement if, during the two year period commencing on the date of that Change of Control, any of the events listed in (a) through (c) of this Section 1.15 occurs and, based on that event, Gillespie gives notice of his intention to terminate his employment effective on a date that is both (i) within one year of the occurrence of that event and
     (ii) not later than the second anniversary of that Change of Control:

                   (a) The aggregate dollar amount of the incentive compensation awards to Gillespie under both the Short Term Incentive Compensation Plan and the Long Term Incentive Compensation Plan for any year ending after the date on which the Change of Control occurs is less than the Average Annual Incentive Compensation;

                   (b) Gillespie determines in good faith that his responsibilities, duties or authority with Key are materially reduced from those in effect before the Change of Control and the reduction has not been cured within 30 days after Gillespie gives notice to the Board of Directors of Key of his election to terminate his employment for Good Reason based upon that reduction; or

                   (c) Gillespie determines in good faith that as a result of the Change of Control he is unable to carry out the authorities, powers, functions, responsibilities, or duties as Chairman of the Board of Directors and Chief Executive Officer as those authorities, powers, functions, responsibilities, or duties attached to those positions were in effect before the Change of Control.

                   1.16 Impermissible. The term "Impermissible" when used in the context of Gillespie's continued coverage by and participation in any of the Retirement Plans or Savings Plans shall mean that such a continuation would violate the provisions of any such Plan, would cause any such Plan to fail to be qualified under Section 401(a) of the Internal Revenue Code, or would be unlawful.

                   1.17 Long Term Disability Plan. The term "Long Term Disability Plan" means and includes the KeyCorp Long Term Disability Plan and the KeyCorp Supplemental Long

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     Term Disability Program, in both cases as from time to time amended, restated, or otherwise modified, including any long term disability plan or program that, after the Effective Time, succeeds, replaces, or is substituted for either such plan or program and includes long term disability benefits or rights provided pursuant to or under insurance contracts maintained by Key applicable to senior executives of Key.

                   1.18 Long Term Incentive Compensation Plan. The term "Long Term Incentive Compensation Plan" means and includes the KeyCorp Long Term Cash Incentive Compensation Plan, formerly known as the Society Corporation Long Term Incentive Compensation Plan, as heretofore in effect from time to time and as may be hereafter from time to time amended, restated, or otherwise modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key.

                   1.19 Restricted State. A "Restricted State" means Ohio, New York, and any other state (including the District of Columbia) in which Key and its Subsidiaries (taken as a whole) have at the time business operations or activities which account for or constitute more than 5% of the total assets or total deposits of Key and its Subsidiaries on a consolidated basis or more than 5% of the total income of Key and its Subsidiaries on a consolidated basis for the then preceding three months. A Financial Services Company shall be deemed to be located in a Restricted State if its headquarters are then located in the Restricted State or if it and its affiliates (taken as a whole) have at the time business operations or activities in the Restricted State with total assets or total deposits exceeding 5% of the total assets or total deposits of Key and its Subsidiaries on a consolidated basis or which generate gross income during the then preceding three months of more than 5% of the total income of Key and its Subsidiaries on a consolidated basis for that three month period. The determination of whether a state is a Restricted State shall be made at the time Gillespie first serves as a director, officer, or employee of the Financial Services Company in question or first renders services of a consultative or advisory nature or otherwise to such Financial Services Company.

                   1.20 Retirement Plans. The term "Retirement Plans" means and includes the KeyCorp Cash Balance Pension Plan, which succeeded by merger the Retirement Plan for Employees of Society Corporation and Subsidiaries, and the KeyCorp Supplemental Retirement Plan, which succeeded by merger the Amended and Restated Society Corporation Supplemental Retirement Plan, in all cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for any such plan, and all retirement plans of any nature maintained by Key or any of its Subsidiaries in which Gillespie was participating prior to the Termination Date. Reference to a "Retirement Plan," in the singular, shall mean any of the Retirement Plans.

                   1.21 Savings Plans. The term "Savings Plans" means and by merger the Society Corporation Employee Stock Purchase and Savings Plan, and the KeyCorp Excess 401(k) Savings Plan, which succeeded includes the KeyCorp 401(k) Savings Plan, which succeeded

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     by merger the Amended and Restated Society Corporation Supplemental Stock
     Purchase and Savings Plan, in both cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for either such plan, and all salary reduction, savings, profit-sharing, or stock bonus plans (including, without limitation, all plans involving employer matching contributions, whether or not constituting a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code), maintained by Key or any of its Subsidiaries in which Gillespie was participating prior to the Termination Date. Reference to a "Savings Plan," in the singular, shall mean any of the Savings Plans.

                   1.22 Scheduled Term. The term "Scheduled Term" shall mean the period commencing at the Effective Time and ending May 31, 2000, except that, if and when proxy materials are mailed to the shareholders of Key announcing a date in May of 2000 as the date of the annual meeting of shareholders of Key to be held in the year 2000, the date so announced shall be substituted for May 31, 2000 as the end of the Scheduled Term.

                   1.23 Short Term Incentive Compensation Plan. The term "Short Term Incentive Compensation Plan" means and includes the KeyCorp Short Term Incentive Compensation Plan, formerly known as the Society Corporation Management Incentive Compensation Plan, as heretofore in effect from time to time and as may be hereafter from time to time amended, restated, or otherwise modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key.

                   1.24 Subsidiary. A "Subsidiary," as of any time, means any corporation, bank, partnership, or other entity a majority of the voting control of which is directly or indirectly owned or controlled at that time by Key.

                   1.25 Supplemental Term. The term "Supplemental Term" shall mean the two-year period commencing on the day after the last day of the Scheduled Term and ending on the second anniversary of the last day of the Scheduled Term.

                   1.26 Termination Date. The term "Termination Date" means the date on which Gillespie's employment with Key and its Subsidiaries terminates.

                   1.27 Voluntary Resignation. A "Voluntary Resignation" shall have occurred if Gillespie terminates his employment with Key and all its Subsidiaries by voluntarily resigning at his own instance without having been requested to so resign by Key, except that any resignation by Gillespie will not be deemed to be a Voluntary Resignation if, at the time of that resignation, Gillespie had Good Reason to resign.

                   2. Term of Employment. Key engages and employs Gillespie to render such services in the administration and operation of its affairs as, from time to time, may be specified by its Board of Directors in a manner consistent at all times and from time to time with his status as

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Chairman of the Board of Directors and Chief Executive Officer, all in
accordance with the terms and conditions of this Agreement, for a period commencing at the Effective Time and ending on the last day of the Scheduled Term, unless such period is extended by the mutual agreement of Key and Gillespie or is sooner terminated pursuant to this Agreement.

                   3. Full-Time Services. Gillespie will devote all his time and efforts to the service of Key, except (a) for usual vacation periods and reasonable periods of illness, (b) for services as an officer and director of any Subsidiary of Key, and (c) for service as a director or trustee of other corporations or organizations which are not in competition with Key or any Subsidiary.

                   4. Director and Executive Officer. Throughout the period of his employment under this Agreement, (a) Gillespie will be elected and serve as a director of Key, (b) Gillespie shall hold the offices of Chairman of the Board of Directors and Chief Executive Officer of Key, and (c) Gillespie shall be the most senior (in duties, responsibilities, and authority) officer of Key.

                   5. Compensation. For all services to be rendered by Gillespie to Key under this Agreement, including services as an officer, director, or member of any committee of Key or of any Subsidiary, or any other services specified by the Board of Directors of Key, Key shall pay to Gillespie, in equal monthly or more frequent installments, base salary at a annual rate not lower than $840,000 per annum. In addition to such base salary, Gillespie shall participate in any incentive compensation, retirement, savings, stock option, disability, and other employee benefit and welfare plan or arrangement allowed or provided by Key in which he would otherwise be eligible for participation as an executive officer and employee of Key, and, to the extent not provided, Key shall pay or provide for the payment of benefits commensurate with Gillespie's annual compensation.

                   6. Effect of Failure to Renew. If, at the expiration of the Scheduled Term, Gillespie's employment under this Agreement has not otherwise been terminated and Gillespie's employment with Key is not extended upon terms acceptable to Gillespie (either under this Agreement or under a new agreement), then each of Key and Gillespie shall have the option (exercisable at any time within 30 days after the expiration of the Scheduled Term) of terminating his employment with Key as of the last day of the Scheduled Term and, upon exercise of that option, Key shall pay and provide the following amounts and benefits to
Gillespie:

                   6.1 Key shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one

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     month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section 6.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 6.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Retirement Plans on account of Gillespie.

                   6.2 Key shall arrange to provide Gillespie, throughout the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key on the Termination Date.

                   6.3 For the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Gillespie's death (the "Section 6.3 Benefit Period"), Key shall cause Gillespie to continue to be covered by and to participate in all Retirement Plans and Savings Plans that he was entitled to be covered by and participating in as an officer of Key on the Termination Date, except where such coverage or participation is Impermissible. For these purposes: (i) the entire Section 6.3 Benefit Period shall be included in determining Gillespie's years of service, and
     (ii) Gillespie's base salary during the Section 6.3 Benefit Period shall be deemed to be the amount he receives under clause (a) of Section 6.1 and that portion of the amount payable under clause (b) of Section 6.1 that is attributable to incentive compensation taken into account for purposes of determining retirement benefits under any of the Retirement Plans and Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 6.3 Benefit Period, Key determines in good faith that continuing Gillespie's coverage by and participation in any of the Retirement Plans or any of the Savings Plans during the Supplemental Term is Impermissible, Key shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key shall, within 45 days after the end of the Section 6.3 Benefit Period, pay to

                                     Final

     Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during that period, equal to (x) in the case of a Savings Plan, the aggregate maximum amount of the employer matching contributions which would have been, but were not, credited to Gillespie's account if he had, at all times during the Section 6.3 Benefit Period, continued to be covered by and participate in such Savings Plan to the maximum extent permitted, and (y) in the case of a Retirement Plan, the difference between the actuarial equivalent of the benefit under the Retirement Plan which Gillespie would have received (after the end of the Section 6.3 Benefit Period) if he had, at all times during the Section 6.3 Benefit Period, continued to be covered by and participate in such Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 6.3 Benefit Period) under the Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 6.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key and to Gillespie within 30 days after the end of the Section 6.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key and Gillespie.

                   7. Effect of Good Reason (In General). If, at any time before the expiration of the Scheduled Term, Gillespie has Good Reason to terminate his employment, Gillespie shall have the right, exercisable at any time during the period beginning on the date the event constituting any particular instance of Good Reason first occurs and ending on the earlier of (a) the first anniversary of that date, or (b) the end of the Scheduled Term, to terminate his employment with Key by giving written notice of such election to Key. Any such termination by Gillespie during that period shall be treated for all purposes of this Agreement as a termination of Gillespie's employment by Key without Cause effective as of the date on which Gillespie delivers notice of his election under this Section 7 to Key.

                   8. Effect of Termination Without Cause before a Change of Control. If, at any time before the expiration of the Scheduled Term and before a Change of Control has occurred, Gillespie terminates his employment for Good Reason or Key terminates Gillespie's employment without Cause, Key shall pay and provide the following amounts and benefits to Gillespie:

                   8.1 Key shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period

                                     Final
     commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section 8.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 8.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Retirement Plans on account of Gillespie.

                   8.2 Key shall arrange to provide Gillespie, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key on the Termination Date.

                   8.3 For the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Gillespie's death (the "Section 8.3 Benefit Period"), Key shall cause Gillespie to continue to be covered by and to participate in all Retirement Plans and Savings Plans that he was entitled to be covered by and participating in as an officer of Key on the Termination Date, except where such coverage or participation is Impermissible. For these purposes:
     (i) the Section 8.3 Benefit Period shall be included in determining Gillespie's years of service, and (ii) Gillespie's base salary during the
     Section 8.3 Benefit Period shall be deemed to be the amount he receives under clause (a) of Section 8.1 and that portion of the amount payable under clause (b) of Section 8.1 that is attributable to incentive compensation taken into account for purposes of determining retirement benefits

                                     Final
     under any of the Retirement Plans and Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 8.3 Benefit Period, Key determines in good faith that continuing Gillespie's coverage by and participation in any of the Retirement Plans or any of the Savings Plans during the Section 8.3 Benefit Period is Impermissible, Key shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key shall, within 45 days after the end of the
     Section 8.3 Benefit Period, pay to Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during the Section 8.3 Benefit Period, equal to (x) in the case of a Savings Plan, the aggregate maximum amount of the employer matching contributions which would have been, but were not, credited to Gillespie's account if he had, at all times during the Section 8.3 Benefit Period, continued to be covered by and participate in such Savings Plan to the maximum extent permitted, and (y) in the case of a Retirement Plan, the difference between the actuarial equivalent of the benefit under the Retirement Plan which Gillespie would have received (after the end of the Section 8.3 Benefit Period) if he had, at all times during the Section 8.3 Benefit Period, continued to be covered by and participate in such Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 8.3 Benefit Period) under the Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 8.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key and to Gillespie within 30 days after the end of the Section 8.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key and Gillespie.

                   9. Effect of Termination after a Change of Control by Gillespie for Good Reason or by Key Without Cause. If, at any time before the expiration of the Scheduled Term and after a Change of Control has occurred, Gillespie terminates his employment for Good Reason or Key terminates Gillespie's employment without Cause, Key shall pay and provide the following amounts and benefits to Gillespie:

                   9.1 Key shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month. The last such semimonthly payment shall be made for the period commencing with the last date immediately

                                     Final
     preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section 9.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 9.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Retirement Plans on account of Gillespie.

                   9.2 Key shall arrange to provide Gillespie, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key on the Termination Date.

                   9.3 For the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Gillespie's death (the "Section 9.3 Benefit Period"), Key shall cause Gillespie to continue to be covered by and to participate in all Retirement Plans and Savings Plans that he was entitled to be covered by and participating in as an officer of Key on the Termination Date, except where such coverage or participation is Impermissible. For these purposes:
     (i) the Section 9.3 Benefit Period shall be included in determining Gillespie's years of service, and (ii) Gillespie's base salary during the
     Section 9.3 Benefit Period shall be deemed to be the amount he is deemed to receive under clause (a) Section 9.1 and that portion of the amount payable under clause (b) of Section 9.1 that is attributable to incentive compensation taken into account for purposes of determining retirement benefits under any of the Retirement Plans and Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 9.3 Benefit Period, Key determines in good faith that continuing Gillespie's coverage by and

                                     Final
     participation in any of the Retirement Plans or any of the Savings Plans during the Section 9.3 Benefit Period is Impermissible, Key shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key shall, within 45 days after the end of the Section 9.3 Benefit Period, pay to Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during the Section 9.3 Benefit Period equal to (x) in the case of a Savings Plan, the aggregate maximum amount of the employer matching contributions which would have been, but were not, credited to Gillespie's account if he had, at all times during the Section 9.3 Benefit Period, continued to be covered by and participate in such Savings Plan to the maximum extent permitted, and (y) in the case of a Retirement Plan, the difference between the actuarial equivalent of the benefit under the Retirement Plan which Gillespie would have received (after the end of the Section 9.3 Benefit Period) if he had, at all times during the Section 9.3 Benefit Period, continued to be covered by and participate in such Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 9.3 Benefit Period) under the Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 9.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key and to Gillespie within 30 days after the end of the Section 9.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key and Gillespie.

                   10. Effect of Death While in Employ of Key. If Gillespie dies while employed by Key, (a) Key shall pay to Gillespie's estate any unpaid base salary due or to become due to Gillespie with respect to any period ending before his death, (b) if Gillespie is survived by his wife, Key shall pay the monthly survivor pension benefit provided for in Section 15, (c) Key shall have no further obligations to Gillespie for base salary for any period after Gillespie's death, and (d) Key shall pay such incentive compensation as is provided for under the Short Term Incentive Compensation Plan and the Long Term Incentive Compensation Plan to Gillespie's estate or as otherwise provided for under such plans.

                   11. Effect of Disability While in Employ of Key. If, while Gillespie is employed by Key, he becomes disabled, by reason of physical or mental impairment, to such an extent that he is unable to perform his duties under this Agreement:

                   11.1 Key may relieve Gillespie of his duties under this Agreement for as long as Gillespie is so disabled.

                                     Final

                   11.2 Key shall pay to Gillespie all base salary and incentive compensation to which he would have been entitled under this Agreement and under the Short Term Incentive Compensation Plan and the Long Term Incentive Compensation Plan had he continued to be actively employed by Key to the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement (whereupon, if this clause (a) is the earliest to occur, he shall again be restored to his duties under this Agreement, entitled to the benefits of and subject to this Agreement as if no period of disability had occurred), (b) the date on which he becomes eligible for payment of long term disability benefits under the Long Term Disability Benefit Plan, (c) the date of his death, or (d) the last day of the Scheduled Term (whereupon, if this clause (d) is the earliest to occur, Gillespie shall be entitled to the benefits provided under Section 6 of this Agreement for the Supplemental Term).

                   11.3 If and when Gillespie becomes eligible for payment of long term disability benefits under the Long Term Disability Benefit Plan, Key shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the period (the "Section 11.3 Benefit Period") beginning with the date on which Gillespie becomes so eligible and ending on the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement (whereupon, if this clause (a) occurs during the Scheduled Term, he shall again be restored to his duties under this Agreement, entitled to the benefits of and subject to this Agreement as if no period of disability had occurred), (b) the date of his death, or (c) the last day of the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the first day of the Section 11.3 Benefit Period and ending on the first day after that date that is either the fifteenth or last day of the calendar month. The last such semimonthly payment shall be made for the period commencing with the last date within the Section 11.3 Benefit Period that is either the first or sixteenth day of the calendar month in which the Section 11.3 Benefit Period ends and ending on the last day of the Section 11.3 Benefit Period. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (i) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the last day before the date of the payment on which Gillespie performed services for Key), plus (ii) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation (determined as though the last day before the date of the payment on which Gillespie performed services for Key was the Termination Date). The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable.

                   11.4 The amounts payable to Gillespie for any month under this Section 11 shall be reduced, but not below zero, by the full amount of the payments, if any, received by

                                     Final

     Gillespie for that month (a) from all Retirement Plans, (b) from the Long Term Disability Plan, and (c) from any other disability plan the entire cost of which is borne by Key.

                   11.5 For purposes of entitlement to a death benefit under
     Section 10 or Section 15 of this Agreement, (a) Gillespie will be treated as being employed by Key throughout any portion of the Scheduled Term during which he is entitled to receive payments from Key under either of Sections 11.2 or 11.3 and (b) Gillespie will not be treated as being employed by Key at any time during the Supplemental Term.

                   11.6 For purposes of all retirement, savings, stock option, disability, and other employee benefit and welfare plans or arrangements allowed or provided by Key to officers, Gillespie shall be treated in the same manner that Key treats other officers who become disabled.

                   11.7 Except as provided in this Section 11, Key shall have no further obligations to Gillespie for base salary or incentive compensation for any period during which Gillespie is so disabled to such an extent that he is unable to perform his duties under this Agreement.

                   12. No Set-off or Mitigation. The compensation and benefits to be paid and provided by Key to Gillespie under this Agreement are not to be subject to any set-off against any claim by Key against Gillespie. Gillespie will not be required to mitigate any amounts payable by Key to Gillespie under any of the terms of this Agreement and, except to the limited extent provided herein with respect to welfare benefit plans, no payment or benefit to Gillespie from any other source will reduce the obligation of Key to make payment to and provide benefits to Gillespie after termination of his employment as provided in this Agreement.

                   13. Payments Are in Lieu of Severance Payments. If Gillespie becomes entitled to receive payments under this Agreement as a result of termination of his employment, those payments shall be in lieu of any and all other claims or rights that Gillespie may have for severance, separation, and/or salary continuation pay upon that termination of his employment.

                   14.  Limitations on Competition.

                   14.1 Gillespie shall not engage in any Competitive Activity during the period of his employment with Key.

                   14.2 Gillespie shall not engage in any Competitive Activity during any period after the Termination Date during which he is receiving semimonthly compensation continuation payments under any of Sections 6.1, 8.1, or 9.1. If Gillespie continues to violate the restriction set forth in this Section 14.2 after the Board of Directors has advised him in writing to cease those activities and that violation is material, Key shall thereupon be relieved of all further obligations to make payments and provide benefits to Gillespie under any of the provisions contained in any of Sections 6 through 9. Gillespie shall not be required to repay to Key any payment received by him before he began to engage in any such Competitive

                                     Final

     Activity. If a Financial Services Company has business operations or activities in multiple states some of which are Restricted States and some of which are not Restricted States, Key will not unreasonably withhold its consent after the Termination Date to Gillespie serving as an officer, employee, or consultant of such Financial Services Company if (a) Gillespie's duties and responsibilities for such Financial Services Company are restricted to a specific geographic region which does not include a Restricted State, and (b) none of Gillespie's services or activities is performed in or related to a Restricted State.

                   15. Death Benefit for Surviving Wife. If Gillespie dies while employed by Key leaving his wife surviving him, Key shall pay to Gillespie's wife or, if Gillespie shall so direct to Key in writing, to a trust in which his wife is one of the beneficiaries or to his estate, a monthly survivor pension equal to the excess, if any, of (a) one-third of the monthly amount Gillespie or his wife or his estate would receive under Section 8.1 if Gillespie had been terminated without Cause by Key on the day before the date of his death (i.e., an amount equal to one-third of the sum of two semimonthly payments calculated as provided in the fourth sentence of Section 8.1), over (b) the aggregate monthly survivor benefits, if any, under all Retirement Plans received by Gillespie's wife. In the event Gillespie and his wife die in a common accident or in the event Gillespie and his wife die within six months of each other's death as a result of injuries sustained in a common accident, Gillespie's wife, for purposes of the preceding sentence and for purposes of Section 10, shall be deemed to have survived him, regardless of the actual order of their respective deaths. The monthly survivor payments shall be paid at the rate of one per month commencing with the month following the month in which Gillespie's death occurs and continuing through the later of (i) the month in which Gillespie's wife dies, or (ii) the 180th month following the month in which Gillespie's death occurs. If Gillespie's wife dies before 180 monthly payments have been made, Key shall pay the remaining payments to the estate of Gillespie's wife or in accordance with Gillespie's written direction, if any, as above provided. Gillespie's right to direct payment of such monthly survivor pension following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction.

                   16. Stock Options. If a Change of Control occurs during the period of Gillespie's employment under this Agreement and an election by Gillespie under this Section 16 would not conflict with the treatment for accounting purposes of any transaction entered into by Key as a pooling of interests, Gillespie thereafter may from time to time elect to surrender to Key his rights in any or all outstanding stock options (whether or not then exercisable) to purchase Common Shares of Key then held by him. Upon any such surrender, Key shall pay to Gillespie an amount equal to the excess of (a) the aggregate fair market value of all of the Common Shares subject to the stock options so surrendered over (b) the aggregate option price of all such Common Shares under those stock options. For purposes of this Section 16, "fair market value" shall mean the higher of (i) the highest price paid per share for Common Shares of Key in connection with the Change of Control, or (ii) the mean between the high and low sales prices for Common Shares of Key (as reported in The Wall Street Journal) on the date of Gillespie's election to surrender his rights in all outstanding stock options.


                                     Final

                   17. Additional Retirement Benefits.

                   17.1 If Gillespie's employment with Key terminates before March 26, 2009 (his 65th birthday) for any reason other than (a) a Voluntary Resignation that is effective before the end of the Scheduled Term, or (b) Cause and Gillespie (or any person claiming through Gillespie) receives retirement benefits under one or more of the Retirement Plans at any time after March 26, 1999 (Gillespie's 55th birthday), Key shall pay to Gillespie, to his contingent annuitant, to his term-certain beneficiary, and/or to his other beneficiary under each such plan, on each date after March 26, 1999 on which a payment is payable under any such plan, a supplemental retirement benefit equal to the excess, if any, of (x) the amount that would be payable on that date under that plan if, at his Termination Date, Gillespie had attained age 65 (so that there would be no reduction in the amount of the benefit due to commencement of payment before age 65) and had completed 40 and 3/4 years of service with Key (so that he would be treated as having the same number of years of service as if he had continued in the employ of Key through his 65th birthday), over
     (y) the amount actually payable on that date under that plan. Any amount paid pursuant to this Section 17.1 shall be treated, for purposes of this Agreement, as paid from a Retirement Plan.

                   17.2 If Gillespie's employment with Key is terminated by a Voluntary Resignation that is effective before the end of the Scheduled Term and Gillespie elects to begin receiving retirement benefits under one or more of the Retirement Plans after his 60th birthday but before his 65th birthday, Key shall pay to Gillespie, to his contingent annuitant, to his term-certain beneficiary, and/ or to his other beneficiary under each such plan, on the date any payment is payable under such plan, a supplemental retirement benefit equal to the amount by which that payment is reduced because Gillespie began to receive benefits under that plan before his 65 birthday. Any amount paid pursuant to this Section 17.2 shall be treated, for purposes of this Agreement, as paid from a Retirement Plan.

                   17.3 Upon termination of his employment with Key for any reason whatsoever at any time after the Effective Time, Gillespie will be treated as having satisfied all of the requirements for eligibility for a supplemental retirement benefit under the KeyCorp Supplemental Retirement Plan, which succeeded by merger the Amended and Restated Society Corporation Supplemental Retirement Plan, as from time to time amended, restated, or otherwise modified, including any plan hereafter succeeding, replacing, or being substituted for such plan.

                   18. Long Term and Short Term Incentive Compensation. If Gillespie's employment with Key terminates for any reason other than (a) a Voluntary Resignation that is effective before the end of the Scheduled Term,
(b) Cause, or (c) death or disability, for purposes of determining Gillespie's rights to awards under the Long Term Incentive Compensation Plan and the Short Term Incentive Compensation Plan, Gillespie shall be treated as though, on the Termination Date, he (a) had retired and (b) was more than 65 years of age.

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                                       20

                   19. Office and Secretarial Support. If Gillespie's employment with Key terminates for any reason other than (a) a Voluntary Resignation that is effective before the end of the Scheduled Term, (b) Cause, or (c) death or disability, Key shall provide to Gillespie, during the period commencing immediately after the Termination Date and continuing through May 31, 2007, furnished office space and amenities (such as telephone, word processing and fax machine) and secretarial support appropriate to Gillespie's status as a former Chairman of the Board and Chief Executive Officer of Key either in Cleveland, Ohio or in such other city, village or town located in the continental United States, as requested by Gillespie, at which Key or one of its Subsidiaries has offices.

                   20. Indemnification. Key shall indemnify Gillespie, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, if Gillespie is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Gillespie is or was a director, officer, or employee of Key or any Subsidiary, or is or was serving at the request of Key or any Subsidiary as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided by this
Section 20 shall not be deemed exclusive of any other rights to which Gillespie may be entitled under the articles of incorporation or the regulations of Key or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in Gillespie's official capacity and as to action in another capacity while holding such office, and shall continue as to Gillespie after Gillespie has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of Gillespie.

                   21.  Reimbursement of Certain Expenses.

                   21.1 Key shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Gillespie, of defending any action brought to have this Agreement declared invalid or unenforceable.

                   21.2 Key shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Gillespie, of prosecuting any action to compel Key to comply with the terms of this Agreement upon receipt from Gillespie of an undertaking to repay Key for such expenses if, and only if, it is ultimately determined by a court of competent jurisdiction that Gillespie had no reasonable grounds for bringing that action (which determination need not be made simply because Gillespie fails to succeed in the action).

                   21.3 Expenses (including attorney's fees) incurred by Gillespie in defending any action, suit, or proceeding commenced or threatened against Gillespie for any action or failure to act as an employee, officer, or director of Key or any Subsidiary shall be paid by Key, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of Gillespie in which he agrees to reasonably cooperate with Key or the Subsidiary, as the case may be, concerning the action, suit, or proceeding, and (a) if the action, suit, or proceeding is commenced or threatened against

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




     Gillespie for any action or failure to act as a director, to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Key or a Subsidiary or (b) if the action, suit, or proceeding is commenced or threatened against Gillespie for any action or failure to act as an officer or employee, to repay the amount if it is ultimately determined that he is not entitled to be indemnified. The obligation of Key to advance expenses provided for in this Section 21.3 shall not be deemed exclusive of any other rights to which Gillespie may be entitled under the articles of incorporation or the regulations of Key or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise.

                   22. Termination for Cause. In the event Gillespie's employment is terminated for Cause, Key may, by giving written notice to Gillespie, terminate this Agreement and all its obligations remaining to be performed or observed by it under this

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                                      22

Agreement(other than those under Section 24), except no termination of this Agreement shall affect Gillespie's rights under any plan or benefit of Key, all of which shall be governed by their respective terms.

                   23. Gross-Up of Payments Deemed to be Excess Parachute Payments.

                   23.1 Key and Gillespie acknowledge that, following a Change of Control, one or more payments or distributions to be made by Key to or for the benefit of Gillespie (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, under some other plan, agreement, or arrangement, or otherwise) (a "Payment") may be determined to be an "excess parachute payment" that is not deductible by Key for Federal income tax purposes and with respect to which Gillespie will be subject to an excise tax because of Sections 280G and 4999, respectively, of the Internal Revenue Code (hereinafter referred to respectively as "Section 280G" and "Section 4999"). If Gillespie's employment is terminated after a Change of Control occurs, the Accounting Firm, which, subject to any inconsistent position asserted by the Internal Revenue Service, shall make all determinations required to be made under this Section 23, shall determine whether any Payment would be an excess parachute payment and shall communicate its determination, together with detailed supporting calculations, to Key and to Gillespie within 30 days after the Termination Date or such earlier time as is requested by Key. Key and Gillespie shall cooperate with each other and the Accounting Firm and shall provide necessary information so that the Accounting Firm may make all such determinations. Key shall pay all of the fees of the Accounting Firm for services performed by the Accounting Firm as contemplated in this
     Section 23.

                   23.2 If the Accounting Firm determines that any Payment gives rise, directly or indirectly, to liability on the part of Gillespie for excise tax under Section 4999 (and/or any penalties and/or interest with respect to any such excise tax), Key shall make additional cash payments to Gillespie, from time to time and at the same time as any Payment constituting an excess parachute payment is paid or provided to Gillespie, in such amounts as are necessary to put Gillespie in the same position, after payment of all federal, state, and local taxes (whether income taxes, excise taxes under Section 4999 or otherwise, or other taxes) and any and all penalties and interest with respect to any such excise tax, as Gillespie would have been in after payment of all federal, state, and local income taxes if the Payments had not given rise to an excise tax under
     Section 4999 and no such penalties or interest had been imposed.

                   23.3 If the Internal Revenue Service determines that any Payment gives rise, directly or indirectly, to liability on the part of Gillespie for excise tax under Section 4999 (and/or any penalties and/or interest with respect to any such excise tax) in excess of the amount, if any, previously determined by the Accounting Firm, Key shall make further additional cash payments to Gillespie not later than the due date of any payment indicated by the Internal Revenue Service with respect to these matters, in such amounts as are necessary to put Gillespie in the same position, after payment of all federal, state, and local taxes (whether income taxes, excise taxes under Section 4999 or otherwise, or other taxes) and any and all penalties and interest with respect to any such excise tax, as Gillespie would have been

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                                       23
     in after payment of all federal, state, and local income taxes if the Payments had not given rise to an excise tax under Section 4999 and no such penalties or interest had been imposed.

                   23.4 If Key desires to contest any determination by the Internal Revenue Service with respect to the amount of excise tax under
     Section 4999, Gillespie shall, upon receipt from Key of an unconditional written undertaking to indemnify and hold Gillespie harmless (on an after tax basis) from any and all adverse consequences that might arise from the contesting of that determination, cooperate with Key in that contest at Key's sole expense. Nothing in this Section 23.4 shall require Gillespie to incur any expense other than expenses with respect to which Key has paid to Gillespie sufficient sums so that after the payment of the expense by Gillespie and taking into account the payment by Key with respect to that expense and any and all taxes that may be imposed upon Gillespie as a result of his receipt of that payment, the net effect is no cost to Gillespie. Nothing in this Section 23.4 shall require Gillespie to extend the statute of limitations with respect to any item or issue in his tax returns other than, exclusively, the excise tax under Section 4999. If, as the result of the contest of any assertion by the Internal Revenue Service with respect to excise tax under
     Section 4999, Gillespie receives a refund of a Section 4999 excise tax previously paid and/or any interest with respect thereto, Gillespie shall promptly pay to Key such amount as will leave Gillespie, net of the repayment and all tax effects, in the same position, after all taxes and interest, that he would have been in if the refunded excise tax had never been paid.

                   24. Deferral of Payment of Compensation under Certain Circumstances.

                   24.1 Section 162(m). For purposes of this Section 24, the term "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code (which, as amended by the Revenue Reconciliation Act of 1993, prescribes rules disallowing deductions for certain "applicable employee remuneration" to any of five specified "covered employees" of a publicly held corporation in excess of $1,000,000 per year), as from time to time amended, and the corresponding provisions of any similar law subsequently enacted, and to all regulations issued under that section and any such provisions.

                   24.2 Deferral. Except as otherwise provided in either of
     Section 24.3 or Section 24.4, below, if Key determines that, after giving effect to all applicable elective deferrals of compensation, any amount of compensation (including any base salary and any incentive compensation payable under any incentive compensation plan in which Gillespie is a participant) otherwise payable to Gillespie under this Agreement at any particular time (the "Scheduled Time"),

                   (a) would not be deductible by Key if paid at the Scheduled Time by reason of the disallowance rules of Section 162(m), and

                   (b) would be deductible by Key if deferred until and paid during a later year,

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                                       24
     that amount of compensation shall be deferred until, and paid during, the year that is determined by Key to be the first year following the year of deferral during which the compensation can be paid without disallowance of the deduction for payment of the compensation by reason of Section 162(m). If Key determines that in any year following the year of deferral a portion of, but not all of, the amounts deferred (together with interest thereon as provided in Section 24.5, below) can be paid without disallowance of the deduction, that portion that can be so paid shall be paid by Key during that year and the remainder, except as otherwise provided in Section 24.3 or Section 24.4, below, shall continue to be deferred until a later year.

                   24.3 Early Payout of Deferred Amount if Deferral is Determined to be Ineffective. If any amount of compensation is deferred under Section 24.2 with the expectation that it will be deductible by Key if paid in a later year and Key later determines that the compensation will not be deductible by Key even if payment thereof is deferred until a later year, then, within three months of the date on which that determination is made, the deferral with respect to that compensation shall terminate and Key shall pay that compensation to Gillespie.

                   24.4 Payout Following Termination of Employment in All Events. On April 15 of the year immediately following the year in which Gillespie ceases to be employed by Key, Key shall pay to Gillespie, in a single lump sum, all amounts of compensation that have been deferred pursuant to this Section 24 and have not previously been paid so that, as of the close of business on that date, no amount of compensation will remain deferred under this Section 24 whether or not Key is entitled to a deduction with respect to the payment of that compensation.

                   24.5 Interest on Deferred Amounts. Upon payment of any amounts of compensation deferred for any period of time pursuant to this
     Section 24, Key shall pay to Gillespie an additional amount equivalent to the interest that would have accrued on such deferred compensation if interest accrued thereon on a daily basis from the date on which that compensation would have been paid but for this Section 24 through the date on which that compensation is paid at a rate varying from month to month and equal to 50 basis points higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous month, as published by Moody's Investor Services, Inc. (or any successor published thereto), or, if such index is no longer published, a substantially similar index selected by the Accounting Firm, with interest compounded as of the end of each month.

                   24.6 Miscellaneous. Gillespie's rights with respect to payment during his lifetime of any compensation deferred under this Section 24 shall not be subject to assignment. If Gillespie dies before all compensation deferred under this Section 24 has been paid to him, any such unpaid compensation shall be paid, at the same time it would have been paid if Gillespie had not died but had merely ceased to be an employee of Key on the date of his death (or, if earlier, on the last date he actually was an employee of Key), to his estate or, if

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                                       25

     Gillespie shall so direct to Key in writing, to his wife or to a trust created by Gillespie. The obligation of Key to make payments of compensation deferred pursuant to this Section 24 constitutes the unsecured promise of Key to make payments from its general assets as and when due and neither Gillespie nor any person claiming through him shall have, as a result of this Section 24, any lien or claim on any assets of Key that is superior to the claims of the general creditors of Key.

                   25. Vesting of, and Extension of Exercise Period for, Stock Options. All stock options (other than so-called "performance options," which are options that vest or become exercisable only if certain stock price and/or financial performance tests are achieved) granted to Gillespie by Key after the Effective Time which remain outstanding on the Termination Date shall be deemed to have vested (to the extent not already vested) as of immediately prior to the termination of his employment in all cases except when his employment is terminated for Cause, by Voluntary Resignation before the end of the Scheduled Term, or as a result of death or disability. All stock options (other than performance options) granted to Gillespie by Key after the Effective Time and which remain outstanding and are vested on the Termination Date (whether pursuant to the immediately preceding sentence or otherwise) shall be exercisable after the Termination Date until their respective option expiration date (which is the last date that the option would be exercisable in accordance with its terms if Gillespie had continued in Key's employment indefinitely) unless Gillespie's employment is terminated for Cause or by Voluntary Resignation before the end of the Scheduled Term. In the case of incentive stock options granted to Gillespie by Key after the Effective Time, this Section 25 shall apply, recognizing however that failure to exercise the incentive stock option within the time periods after the Termination Date prescribed by the Internal Revenue Code may cause the option to fail to qualify for incentive stock option treatment under the Internal Revenue Code. In the event that an option in accordance with its terms without regard to this Section 25 would vest earlier than as provided in this Section 25 or would be exercisable for a longer period than as provided in this Section 25, the terms of the option providing for earlier vesting and/or a longer period of exercisability, as the case may be, shall govern. Each stock option (other than performance options) granted to Gillespie by Key after the Effective Time shall be deemed to contain the provisions of this Section 25 as a part of the award instrument evidencing such option.

                   26. Savings Clause. If any payments otherwise payable to Gillespie under this Agreement are prohibited by any applicable statute or regulation in effect at the time the payments would otherwise be payable, including, without limitation, any regulation issued by the Federal Deposit Insurance Corporation (the "FDIC") that limits so called "golden parachute payments" that can be made by an FDIC insured institution or its holding company if the institution is financially troubled and certain so-called "indemnification payments" (any such statute or regulation being a "Limiting Rule"):

                   (a) Key will use its best efforts to obtain the consent of the appropriate governmental agency (whether the FDIC or any other agency) to the payment by Key to Gillespie of the maximum amount that is permitted (up to the amounts that would be due to Gillespie under this Agreement or otherwise absent the Limiting Rule); and

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                                       26

                   (b) Gillespie will be entitled to elect to have apply, and therefore to receive benefits directly under, either (i) this Agreement (as limited by the Limiting Rule) or (ii) any generally applicable Key plan or policy (including any severance, separation pay, and/or salary continuation plan that may be in effect at the time of Gillespie's termination), up to the amounts that would be due to Gillespie under this Agreement or otherwise absent the Limiting Rule.

                   27. Merger or Transfer of Assets of Key. Key will not consolidate with or merge into any other corporation, or transfer all or substantially all of its assets to another corporation, unless such other corporation shall assume this Agreement in a signed writing and deliver a copy thereof to Gillespie. Upon such assumption the successor corporation shall become obligated to perform the obligations of Key under this Agreement, and the term "Key" as used in this Agreement shall be deemed to refer to such successor corporation.

                   28. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (to the Secretary of Key in the case of notices to Key and to Gillespie in the case of notices to Gillespie) or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to Key:

                   KeyCorp
                   127 Public Square
                   Cleveland, Ohio  44114-1306
                   Attention:  Secretary

          If to Gillespie:

                   Mr. Robert W. Gillespie
                   1800 Berkshire Road
                   Gates Mills, Ohio 44040

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                   29. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                   30. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Gillespie and Key. No waiver by either party hereto at any time of any breach by the other party

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                                       27
of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                   31. Prior Agreement. This Agreement amends, restates, and extends the employment agreement originally entered into between Gillespie and Key (under its former name, Society Corporation), made December 5, 1990, and amended and restated in its entirety as of October 1, 1993 and again as of December 20, 1993 and subsequently further amended as of May 18, 1995, and is effective as of the Effective Time. As of that time, the provisions of this Agreement supersede the provisions of the December 5, 1990 agreement as amended and restated in its entirety as of October 1, 1993 and again as of December 20, 1993 and subsequently further amended as of May 18, 1995, and that agreement and all prior agreements on the same subject matter shall be of no further force or effect.

                                KEYCORP


                                By
                                  ---------------------------------------
                                Roger Noall, Senior Executive Vice President and Chief Administrative Officer




                                -----------------------------------------
                                ROBERT W. GILLESPIE

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                                       28